Exhibit 1.2

INLAND SECURITIES CORPORATION

FORM OF SELECTED DEALER AGREEMENT

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

«DD_CONTACT»

«BD»

«SUITE»

«ADDRESS»

«CITY», «STA» «ZIP»

Dear «SAL»:

We, Inland Securities Corporation (the “Dealer Manager”) have entered into a dealer manager agreement (the “Dealer Manager Agreement”) with IPC Alternative Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), under which we have agreed to use our “best efforts” to solicit subscriptions for shares of the Company’s common stock, par value $0.01 per share. As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the Securities and Exchange Commission (the “Commission”) that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time by the written agreement of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the Commission.

Each Registration Statement shall register a continuous offering (each, an “Offering”) of the Company’s common stock, par value $0.01 per share, which may consist of Class T shares of common stock, Class S shares of common stock, Class D shares of common stock and Class I shares of common stock (respectively, the “Class T Shares,” the “Class S Shares,” the “Class D Shares” and the “Class I Shares” and collectively with any other classes of common stock offered in an Offering, the “Shares”).

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Offering”) and the Company’s distribution reinvestment plan (the “DRP”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager). Each subscriber will be required to enter into a subscription agreement substantially in the form of the Subscription Agreement attached as Appendix B to the Prospectus (as may be amended by the Company from time to time, the “Subscription Agreement”), and will, upon acceptance of the subscriptions by the Company, become a stockholder of the Company (individually a “Stockholder” and collectively the “Stockholders”). The Company reserves the right to reallocate the Shares offered between the DRP and the Primary Offering.

In connection with performing our obligations under the Dealer Manager Agreement, we are authorized to retain the services of securities dealers who are members (each, a “Selected Dealer”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to solicit subscriptions. You are hereby invited to become a Selected Dealer and, as such, to use your best efforts to solicit subscribers for Shares in accordance with the following terms and conditions of this Selected Dealer Agreement (the “Agreement”).

The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Shares are to be sold at a purchase price equal to the transaction price generally equal to the Company’s prior month’s NAV per Share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus, in either case, any applicable Selling Commissions and Dealer Manager Fees, subject in certain circumstances to reductions thereof as described in the Prospectus. For Stockholders who participate in the DRP, the cash distributions attributable to the class of Shares that each Stockholder owns will be automatically invested in additional Shares of the same class. All Shares sold pursuant to the DRP are to be issued and sold to Stockholders at a purchase price equal to the most recently published transaction price of the applicable class of Shares on the date that the distribution is payable.

In this Agreement, unless explicitly stated otherwise, (i) the “Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto); (ii) the “Offering” means, at any given time, an offering covered by a Registration Statement; (iii) “Shares” means the Shares being offered in an Offering; and (iv) any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement. Capitalized terms used but not defined herein shall have the meanings set forth in the Dealer Manager Agreement.

1. Registration Statement and Prospectus.

(a)

A Registration Statement with respect to the Shares has been prepared and filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder. The Registration Statement will become effective on the Effective Date (as defined below). The prospectus contained within the Registration Statement, as finally amended and revised at the Effective Date (including at the Effective Date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,”

except that if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the prospectus first filed pursuant to Rule 424(b). “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission. The Offering is more particularly described in the Prospectus. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request and may be provided to you in electronic version by us or by the Company. We will also provide you with reasonable quantities of any sales literature and other materials that have been approved in advance in writing by the Company and all appropriate regulatory agencies for use in the Offering (the “Approved Sales Literature”).

(b)

If any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give you written notice of such addition. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and you prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another. In such event, the Dealer Manager shall (a) communicate to you details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide you with sufficient copies of the appropriate Prospectus and Approved Sales Literature in order to continue to make offers and sales throughout such transition period.

2. Offering and Sale of the Shares.

(a)

Compliance with Laws. You may undertake solicitation and other activities only in accordance with this Agreement and the Prospectus, and any requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the applicable rules and regulations of the Commission, including, as applicable, Regulation Best Interest promulgated under the Exchange Act (“Regulation Best Interest”), the blue sky survey hereinafter referred to and the rules of FINRA, specifically including, but not in any way limited to, FINRA Rules 2040, 2111, 2231, 2310, 5110, 5130 and 5141 therein, and any successors to such rules, applicable to the offer and sale of Shares (including, without limitation, any resales or transfers of Shares), and any other state, federal, foreign or other laws, rules and regulations applicable to the Offering, the sale of Shares or your activities pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal law, including the Gramm-Leach-Bliley Act of 1999, as amended (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the Commission and FINRA, the Bank Secrecy Act, as amended, the USA PATRIOT Act of 2001 (the “Patriot Act”), and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury.

(b)

Suitability. In offering the Shares, you will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) and any enhanced standard of care applicable under Regulation Best Interest. You acknowledge that any recommendations of Shares that you make to retail investors, within the meaning of those terms for purposes of Regulation Best Interest, will be subject to Regulation Best Interest, and that the Dealer Manager shall not make any recommendation to any person solicited by you. Nothing contained in this section shall be construed to relieve you of your suitability obligations under FINRA Rule 2111 or FINRA Rule 2310.

Without limiting the foregoing, in offering the Shares to any person, you must have reasonable grounds to believe after due inquiry that:

(i)

the person has apparent understanding of the: (A) fundamental risks and possible financial hazards of this type of investment; (B) risk that the person may lose the entire investment; (C) lack of liquidity of this investment; (D) restrictions on transferability of Shares; (E) background and qualification of: (1) the Company’s sponsor, Inland Real Estate Investment Corporation; and (2) the Company’s advisor, IPC Alternative Real Estate Advisor, LLC (the “Advisor”); and (F) tax consequences of the investment;

(ii)	the person can reasonably benefit from an investment in the Company based upon the person’s overall investment objectives and portfolio structure;

(iii)	the person is able to bear the economic risk of the investment based on the person’s overall financial situation; and

(iv)	such other information as we may reasonably request.

You agree not to execute any transaction in a discretionary account without prior written approval of the transaction by the customer.

You shall maintain records describing the basis upon which you determined the suitability of any persons offered Shares. Further, you shall have reasonable grounds to believe the person satisfies the higher of the following suitability standards:

1.

a minimum annual gross income of at least $70,000 and a minimum net worth (excluding home, home furnishings and automobiles) of at least $70,000; or a minimum net worth of at least $250,000 (excluding home, home furnishings and automobiles); and

2.	any additional suitability standards set forth in the Subscription Agreement and the Prospectus for investors residing in certain states.

You shall maintain, for at least six years, or for a period of time not less than that required to comply with all applicable federal, state or other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation from the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards. You further agree to make such records available to the Dealer Manager and the Company upon request and to make them available to representatives of the Commission and FINRA and applicable state securities administrators upon your receipt of a subpoena or other appropriate document request from such agency.

(c)	Delivery Obligation.

(i)	You shall deliver to each person who subscribes for the Shares, a Prospectus, as then supplemented or amended, prior to the tender of his or her Subscription Agreement;

(ii)

You shall comply promptly with the written request of any person for a copy of the Prospectus during the period between the Effective Date of the Registration Statement and the later of the termination of the distribution of the Shares or the expiration of ninety (90) days after the first date upon which the Shares were offered to the public; and

(iii)

You shall deliver, in accordance with applicable law or as prescribed by any state securities administrator, to any person a copy of (i) any prescribed document included within the Registration Statement and (ii) any exhibits to the Registration Statement.

If you intend to electronically deliver the Prospectus to any person, you shall comply with all requirements regarding electronic delivery described in Section 4 below.

(d)

Sales Literature. You may use and distribute in conjunction with the Offering only the Prospectus and Approved Sales Literature, provided, that the Prospectus must accompany or precede the distribution of any Approved Sales Literature. You may not show or give to any investor or prospective investor or reproduce any material or writing that is marked “Institutional Use Only” or otherwise bears a legend denoting that it is not to be used in connection with the sale of Shares to any investor or prospective investor; or show or give to any investor or prospective investor in a particular jurisdiction any material or writing if the material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in the applicable jurisdiction.

(e)

No Additional Information. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations in connection with this Agreement or the offer of Shares other than those contained in the Prospectus, as then amended or supplemented, or any Approved Sales Literature. Other than as explicitly set forth in Section 4 herein, you are not authorized to act as our agent in any respect, and you shall neither act as our agent nor purport to act as our agent.

(f)

Jurisdictions. We will inform you as to the jurisdictions in which we have been advised by the Company that the Shares have been qualified for sale or are exempt under the respective securities or “blue sky” laws of the jurisdictions; provided, however that neither we nor the Company has assumed, and will not assume, any obligation or responsibility as to your qualification or your right to act as a broker or dealer with respect to the Shares in any jurisdiction. You shall not make any offers except in states in which we may advise you that the Offering has been qualified or is exempt. The blue sky survey that has been, or will be, furnished to you indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto. Under no circumstances shall you, as a Selected Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which you may lawfully so engage unless you have complied with the provisions hereof.

(g)

Adequate Due Diligence. Prior to offering the Shares for sale, you shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company, its affiliates or related parties through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, you may obtain, upon request, information on material facts relating at a minimum to the following:

(i)	items of compensation;

(ii)	targeted Company assets;

(iii)	tax aspects of investment in the Shares;

(iv)	financial stability and experience of the Company, the Subsidiaries and the Advisor;

(v)	conflicts and risk factors; and

(vi)	appraisals, if applicable, and other pertinent reports.

Notwithstanding the foregoing, you may rely upon the results of an inquiry conducted by another Selected Dealer, provided that:

(vii)	the other Selected Dealer has reasonable grounds to believe that the inquiry was conducted with due care;

(viii)	the results of the inquiry were provided to you with the consent of the other Selected Dealer conducting or directing the inquiry; and

(ix)	no Selected Dealer that participated in the inquiry is an affiliate of the Company.

(h)	Investor Disclosure. Prior to the sale of the Shares, you shall inform the prospective purchaser of all pertinent facts relating to the limited liquidity and marketability of the Shares.

(i)	Broker-Dealer. You are, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act and a member in good standing with FINRA.

(j)

Escrow Agreement. You agree to be bound by the terms of any escrow agreement applicable to an Offering, and you further agree that you will not represent or imply that the escrow agent identified in the Prospectus has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will you use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

3.	Submission of Orders.

(a)

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to you such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. You shall instruct any persons who purchase Shares to make their instruments of payment payable to the escrow agent for the Company as set forth in the Subscription Agreement and Prospectus for any Offering in which there is a Minimum Offering that has not yet been satisfied. If no such Minimum Offering is applicable or has already been satisfied in accordance with the Prospectus, then those persons who purchase Shares will be instructed by you to make their instruments of payment payable to or for the benefit of the Company. Purchase orders that include (i) instruments of payment received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Dealer Manager) and (ii) a completed and executed Subscription Agreement in good order received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Dealer Manager) will be executed as of the first business day of the month. Subscribers may not submit an initial purchase order until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

(b)

If you receive a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, you shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by you that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 3. Transmittal of received investor funds will be made in accordance with the following procedures:

(i)

Where, pursuant to the Selected Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Selected Dealer for deposit to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which a Minimum Offering is applicable and has not yet been satisfied. If a Minimum Offering is not applicable or has been satisfied in accordance with the Prospectus, then Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Selected Dealer to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

(ii)

Where, pursuant to the Selected Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Selected Dealer to the office of the Selected Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which a Minimum Offering is applicable and has not yet been satisfied. If a Minimum Offering is not applicable or has been satisfied in accordance with the Prospectus, then the Final Review Office will, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

(c)

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by a Subscription Agreement and the required payment for the Shares may be rejected. Issuance of the Shares will be made only after acceptance of the subscription from the Company and actual receipt by the Company of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event that the Dealer Manager has reallowed any selling commission or dealer manager fee to you for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, you shall pay the amount specified to the Dealer Manager within (i) ten (10) days following mailing of notice or (ii) five (5) days following e-mailing of notice, in each case to you by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if you have retained selling commissions or dealer manager fees in connection with an order that is subsequently rejected, canceled or rescinded for any reason, you agree to return to the subscriber any selling commission or dealer manager fee theretofore retained by you with respect to such order within three (3) days following mailing of notice to you by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If you fail to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to you (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

4.	Electronic Delivery and Electronic Signatures.

(a)	Electronic Delivery of Offering Documents. If you intend to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, you shall:

(i)

comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the Commission, applicable blue sky examiners, FINRA, the North American Association of Securities Administrators (“NASAA”) and any other applicable laws or regulations related to the electronic delivery of offering documents, including, without limitation, the Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures adopted by NASAA on May 8, 2017 (the “Statement of Policy”), as each may be amended from time to time (collectively, “Electronic Delivery Law”);

(ii)	obtain and record the informed consent of each such person to receive such documents, which records shall be maintained by you and made available to the Company and/or the Dealer Manager upon request;

(iii)	maintain written policies and procedures covering the delivery of electronic Prospectuses, Approved Sales Literature and Subscription Agreements; and

(iv)	agree to the Electronic Delivery and Electronic Signature Use Indemnity Agreement attached hereto as Exhibit A.

(b)

Electronic Signatures. If you have adopted or later adopt a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature,” as such term is defined in the Electronic Signature Law (as defined below), you shall:

(i)

confirm that each Electronic Signature is genuine and agree that your delivery of any offering document containing an Electronic Signature to us or the Company constitutes your representation that such Electronic Signature is genuine;

(ii)	ensure that each Electronic Signature represents the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed;

(iii)

comply with all applicable terms of the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where you are licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the Commission, FINRA and NASAA including, as applicable, the Statement of Policy, as each may be amended from time to time (collectively, “Electronic Signature Law”);

(iv)	maintain written policies and procedures covering the use of Electronic Signatures; and

(v)	agree to the Electronic Delivery and Electronic Signature Use Indemnity Agreement attached hereto as Exhibit A.

(c)

Acting as Agent of the Company. You acknowledge that you are acting as an agent of the Company only with respect to electronic delivery of the Prospectus, Subscription Agreements and Approved Sales Literature, the administration of the subscription process and the obtainment of electronic signatures and only to the extent your actions are in compliance with the Statement of Policy and this Agreement.

5.

Selected Dealer Compensation. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended, restated or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered hereunder, you are entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

6.

Dealer Manager Authority; Liability. We shall have full authority to take any action we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. We shall not be liable to you for any loss, liability, claim, damage or expense whatsoever except for obligations expressly assumed by us hereunder; provided further, that nothing in this paragraph shall be deemed to relieve the undersigned from any liability imposed by the Securities Act.

7.	Privacy Act.

(a)

You shall comply with all applicable federal and state regulations regarding customer and consumer privacy, including Title V of the GLBA and the Fair Credit Reporting Act (“FCRA”) and the applicable GLBA and FCRA implementing regulations. Privacy provisions of the GLBA limit disclosure of customer information to uses required by law, regulation or rule, or uses consistent with the purposes for which this information was disclosed in this Agreement. As used in this Agreement, “customer information” is defined as any information contained on a customer’s application and includes all nonpublic personal information about a customer provided or shared by the Company, us and you.

(b)

You, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage and disclosure described in this Section 7. Except as expressly permitted under the FCRA, you agree that you shall not disclose any information that would be considered a “consumer report” under the FCRA.

(c)

You shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event you, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section 7, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 7, shall be prohibited.

(d)

You shall implement and maintain commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. You further agree to cause all your agents, representatives, affiliates, subcontractors, or any other party to whom you provide access to or discloses nonpublic personal information of customers to implement and maintain appropriate measures designed to meet the objectives set forth in this Section 7.

8.

Anti-Money Laundering. You shall comply with applicable laws and regulations, including federal and state securities laws, the Patriot Act, Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of FINRA. You hereby represent that you have adopted and implemented, and will maintain, a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations. In accordance with these applicable laws and regulations and your AML Program, you shall take reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s list of Specially Designated Nationals and Blocked Persons. Further, you shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. You shall monitor account activity to identify patterns of unusual timing, size or volume, geographic factors, and any of the other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing, and shall submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Company and we reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information. Upon request by the Dealer Manager at any time, you hereby agree to furnish (a) a copy of your AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with your most recent independent testing of your AML Program. You agree to notify the Dealer Manager immediately if you are subject to a FINRA disclosure event or fine from FINRA related to your AML Program.

9.	Indemnification.

(a)

You shall indemnify and hold harmless us, the Company and our respective officers, directors, employees and agents, and each person, if any, who controls us or the Company within the meaning of the Securities Act (the “Company Indemnified Parties”, and together with the Selected Dealer Indemnified Parties, the “Indemnified Parties”) from and against any losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any breach of this Agreement or applicable law by you or (ii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact necessary to make any statements, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made by you, or your authorized agents or representatives, in connection with the offer and sale of Shares, and was not based on any untrue statement or alleged untrue statement or omission or alleged omission made by any Company Indemnified Party to you, your authorized agents or representatives, on which you or your affiliates, officers, directors, employees and agents duly relied. You shall reimburse the Company Indemnified Parties for any reasonable legal or other expenses reasonably incurred by the Company Indemnified Parties, in connection with investigating or defending any loss, claim, damage, liability or action.

(b)

Promptly after receipt by an Indemnified Party of notice of the commencement of any action for which indemnification is provided under subsection (a) or (b) above, the Indemnified Party shall, if a claim in respect thereof is to be made hereunder against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; provided, that the failure of the Indemnified Party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any Indemnified Party under that subsection, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by that failure. In case any action is brought against any Indemnified Party, it shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to that indemnified party.

(c)

An Indemnified Party additionally may elect to employ its own legal counsel, but if it elects to do so the indemnifying party shall not be liable to that Indemnified Party for any legal expenses of any other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. If, however, the Indemnified Party reasonably concludes that there may be defenses available to it that are different from or additional to those available to the indemnifying party, then the indemnifying party shall not have the right to retain counsel of its choice and the reasonable legal and other expenses incurred by the Indemnified Party shall be borne by the indemnifying party.

(d)

Each Indemnified Party receiving reimbursement of reasonable legal and other expenses undertakes to repay the funds advanced by the indemnifying party, in cases in which the Indemnified Party is thereafter found not to be entitled to indemnification hereunder.

(e)

If the indemnification provided for in this Section 9 is unavailable to any Indemnified Party under paragraphs (a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages or expenses (i) in the proportion as is appropriate to reflect the relative benefit of the Company, us and you, respectively, from the proceeds received in the Primary Offering pursuant to the Dealer Manager Agreement and this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above but also the relative faults of the Company, us or you, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, us and you, respectively, in connection with the proceeds received in the Primary Offering pursuant to the Dealer Manager Agreement and the relevant Offering Participant Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Primary Offering pursuant to the Dealer Manager Agreement and this Agreement (before deducting expenses), received by the Company, and the total Selling Commissions, Dealer Manager Fees, Distribution Fees and other compensation retained by the Dealer Manager and you, respectively, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Shares sold in the Primary Offering as set forth on such cover. The relative fault of the Company, us and you shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact related to information supplied by the Company, by the Dealer Manager or by you, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. You agree that Sections 11(d) through (g) of the Dealer Manager Agreement shall apply to your contribution obligations pursuant to this section.

10.

Termination of Agreement. This Agreement, except for the provisions of Section 7 and Section 9 hereof, may be terminated at any time by either party hereto by two days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the date the Dealer Manager Agreement is terminated, except for the provisions of Section 2(a), Section 2(b), Section 4, Section 5, Section 7, Section 9, Section 10, Section 11 and Section 12 hereof, each of which shall survive the termination of this Agreement.

11.

Company as Party to Agreement. The Company and the Company Indemnified Parties shall be third party beneficiaries to your representations, warranties, covenants and agreements contained in Section 9. The Company and the Company Indemnified Parties shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which each is a third party beneficiary.

12.

Confidentiality. It is anticipated that (i) you and your officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents that are conducting a due diligence inquiry on your behalf and (ii) persons or committees, as the case may be, responsible for determining whether you will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. You agree to keep, and to cause your Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with your due diligence inquiry. You agree to not disclose, and to cause your Diligence Representatives not to disclose, such Confidential Information to the public, or to your sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agree not to use the Confidential Information in any manner in the offer and sale of the Shares. You further agree to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of your due diligence inquiry and (b) informing each recipient of such Confidential Information of your confidentiality obligation. You acknowledge that you or your Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agree that the foregoing restrictions shall apply to any such previously received Confidential Information. You acknowledge that you or your Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agree that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. You acknowledge the restrictions and limitations of Regulation F-D promulgated by the Commission and agree that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the Commission or FINRA), provided that you shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

13.

Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy or electronic mail, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager, to:	Inland Securities Corporation 2901 Butterfield Road Oak Brook, IL 60523 Attention: Suzanne Bond Telephone: (630) 218-8000 Facsimile: (630) 574-4420 E-mail: sbond@inland-securities.com

with copies to:	IPC Alternative Real Estate Income Trust, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Keith Lampi Telephone: 630-218-8000 Facsimile: 630-586-6131 E-mail: lampi@inlandprivatecapital.com

If to the Selected Dealer, to:

14.

Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.

15.

Not a Separate Entity. Nothing herein contained shall constitute you, Inland Securities Corporation, the other Offering Participants or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding and agreement, please sign and return the attached duplicate of this Agreement. Your indicated acceptance thereof shall constitute a binding agreement between you and us.

Very truly yours,

INLAND SECURITIES CORPORATION

We confirm our agreement to act as a Selected Dealer pursuant to all the terms and conditions of the above Selected Dealer Agreement. We hereby represent that we will comply with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws including the rules and regulations thereunder. We confirm that we are a member in good standing with FINRA and represent that we will comply with the rules and regulations promulgated by FINRA.

Please check the applicable box below and complete the associated information:

☐ Broker-Dealer Only

☐ Dual Broker-Dealer and RIA

☐ Broker-Dealer with an affiliated RIA

Dated:

Name of Selected Dealer:

CRD Number:

Authorized Signature	Please print Name and Title

Email Address:

Dated:

Name of RIA (if checked above):

CRD Number:

Authorized Signature	Please print Name and Title

Email Address:

SELECTED DEALER AGREEMENT

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

SCHEDULE I

ADDENDUM

TO

SELECTED DEALER AGREEMENT WITH

INLAND SECURITIES CORPORATION

Name of Selected Dealer:

The following reflects the Selling Commissions, Dealer Manager Fees and Distribution Fees as agreed upon between Inland Securities Corporation (the “Dealer Manager”) and the Selected Dealer named above (the Selected Dealer”) effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and the Selected Dealer in connection with the offering of Shares of IPC Alterative Real Estate Income Trust, Inc. (the “Company”).

Upfront Selling Commissions and Dealer Manager Fees

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Selected Dealer of Class T, Class S and Class D Shares in the Primary Offering that the Selected Dealer is authorized to sell and for services rendered by the Selected Dealer hereunder, the Dealer Manager shall reallow to the Selected Dealer Selling Commissions in an amount up to the percentage, if any, set forth below of the transaction price per Share on such completed sales of Class T, Class S and Class D Shares, as applicable, by the Selected Dealer in the Primary Offering. The Selected Dealer shall not receive selling commissions for sales of any Shares issued pursuant to the DRP, or for sales of any Class I Shares, whether in the Primary Offering or pursuant to the DRP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section 3 of the Agreement, the Company has accepted the subscription agreement of such subscriber, the Minimum Offering, if applicable, has been satisfied, and the Company has thereafter distributed the Selling Commission to the Dealer Manager in connection with such transaction.

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales by the Selected Dealer of Class T Shares in the Primary Offering that the Selected Dealer is authorized to sell and for services rendered by the Selected Dealer hereunder, the Dealer Manager shall reallow to the Selected Dealer a Dealer Manager Fee in an amount up to the percentage, if any, set forth below of the transaction price per Share on such completed sales of Class T Shares, as applicable, by the Selected Dealer in the Primary Offering. The Selected Dealer shall not receive Dealer Manager Fees for sales of any Shares issued pursuant to the DRP, or for sales of any Class S, Class D or Class I Shares, whether in the Primary Offering or pursuant to the DRP.

After the Minimum Offering applicable to an Offering has been satisfied or if no such Minimum Offering applies to an Offering, the Selected Dealer may withhold the Selling Commissions and Dealer Manager Fees, if applicable, to which it is entitled pursuant to the Agreement, this Schedule

I and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Dealer Manager that: (i) the Selected Dealer is legally permitted to do so; and (ii) (A) the Selected Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Selected Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section 3, and the Company has accepted the subscription prior to forwarding the purchase price for the Shares, net of the Selling Commissions and Dealer Manager Fees, if applicable, to which the Selected Dealer is entitled, to the Company or its agent; and (C) the Selected Dealer has verified that there are sufficient funds in the investor’s account with the Selected Dealer to cover the entire cost of the subscription. Selected Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following the Company’s acceptance of the subscription.

The Selected Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T or Class S Shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Selected Dealer, and any resulting reduction in Selling Commissions will be prorated among the separate subscribers.

Terms and Conditions of the Distribution Fees

The payment of the Distribution Fee to the Selected Dealer is subject to the terms and conditions set forth herein and the Prospectus, which may be amended, restated or supplemented from time to time. If the Selected Dealer elects to sell Class T, Class S or Class D Shares, eligibility to receive the Distribution Fee with respect to the Class T, Class D or Class S Shares, as applicable, sold by the Selected Dealer is conditioned upon the Selected Dealer acting as broker-dealer of record with respect to such Shares.

The Selected Dealer hereby represents by its acceptance of each payment of the Distribution Fee that it complies with the above requirement. The Selected Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T, Class S or Class D Shares giving rise to such Distribution Fees.

Subject to the conditions described herein, the Dealer Manager will reallow to the Selected Dealer the Distribution Fee, in an amount described below, on Class T Shares, Class S Shares or Class D Shares, as applicable, sold by the Selected Dealer or held by a client of Selected Dealer for which Selected Dealer acts as a Servicing Dealer (as defined below). To the extent payable, the Distribution Fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Distribution Fee, the Selected Dealer’s compliance with the listed conditions and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Selected Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D Shares or the Selected Dealer no longer satisfies the condition set forth above, then the Selected Dealer’s entitlement to the Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease in, and the Selected Dealer shall not receive the Distribution Fee for, that month or any portion thereof (i.e., Distribution Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Distribution Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Selected Dealer is not entitled to any Distribution Fee with respect to Class I shares. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

As described in the Prospectus, the Company shall cease paying, and the Dealer Manager shall cease reallowing, the Distribution Fee with respect to any Class T Share, Class S Share or Class D Share held in a Stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total Selling Commissions, Dealer Manager Fees and Distribution Fees paid with respect to the Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in this Schedule I) of the gross proceeds from the sale of such Shares in a Primary Offering (i.e., an Offering other than a DRP); provided, that, for any Shares held in such Stockholder’s account which were originally sold by a broker dealer other than Selected Dealer for which Selected Dealer is acting as a Servicing Dealer, the percentage cap for purposes of this sentence shall be the cap included in the Selected Dealer Agreement entered into by the participating broker-dealer that originally sold the Shares, rather than the cap set forth in this Agreement; provided, further, that the Selling Commissions, Dealer Manager Fees and Distribution Fees paid with respect to such Shares shall include any such fees paid to the broker-dealer that originally sold the Shares, any subsequent Servicing Dealer and the Selected Dealer. At the end of such month, each such Class T, Class S or Class D Share shall automatically and without any action on the part of the holder thereof convert into a number of Class I Shares (including any fractional shares), each with an equivalent aggregate NAV as such share. In addition, the Company will cease paying, and the Dealer Manager will cease reallowing, the Distribution Fee on Class T, Class S and Class D Shares in connection with an Offering (i.e., pursuant to the Registration Statement for such Offering) upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets, or (iii) after termination of a Primary Offering, the end of the month in which the Company, with the assistance of the Dealer Manager, determines that all underwriting compensation from all sources in connection with such Offering, including Selling Commissions, Dealer Manager Fees, Distribution Fees and other underwriting compensation, would equal or exceed ten percent (10%) of the gross proceeds from Shares sold in such Primary Offering, as determined in good faith by the Company with the assistance of the Dealer Manager. For purposes of this Schedule I, the portion of the Distribution Fee accruing with respect to Class T, Class S and Class D Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of the Offering, and not issued pursuant to a prior offering, shall be underwriting compensation with respect to the Offering and not with respect to any other offering or private placement made by the Company.

General

No commission shall be payable on any subscription rejected by the Company. The Company may reject a subscription for any reason or for no reason. No Selling Commission or Dealer Manager Fees shall be paid in connection with Shares issued by the Company as compensation for services performed or otherwise provided the Company or any of its directors, officers, employees or affiliates, or the sale of Shares to the Dealer Manager or any of the Dealer Manager’s or the Company’s directors, officers, employees or affiliates, or any family members of those individuals (including spouses, parents, grandparents, children and siblings).

Selling Commissions, Dealer Manager Fees and Distribution Fees due to the Selected Dealer pursuant to the Agreement will be paid to the Selected Dealer within 30 days after receipt by the Dealer Manager. The Selected Dealer, in its sole discretion, may authorize the Dealer Manager to deposit Selling Commissions, Dealer Manager Fees, Distribution Fees or other payments due to it pursuant to the Agreement directly to its bank account. If the Selected Dealer so elects, the Selected Dealer shall provide such deposit authorization and instructions in the form required by the Dealer Manager.

The parties hereby agree that the foregoing reallowed Selling Commissions, Dealer Manager Fees and Distribution Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares sold in the Primary Offering, that the Selected Dealer’s interest in the Offering is limited to such reallowed Selling Commissions, Dealer Manager Fees and Distribution Fees, as applicable, from the Dealer Manager and the Selected Dealer’s indemnity referred to in Section 10 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment or reallowance of such Selling Commissions, Dealer Manager Fees and Distribution Fee to the Selected Dealer.

Except as otherwise described under “Upfront Selling Commissions and Dealer Manager Fees” above, the Selected Dealer waives any and all rights to receive compensation, including the Dealer Manager Fees and Distribution Fee, until it is paid to and received by the Dealer Manager. The Selected Dealer acknowledges and agrees that, if the Company pays Selling Commissions, Dealer Manager Fees or Distribution Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for Selling Commissions, Dealer Manager Fees or Distribution Fees, as applicable, to Selected Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by the Selected Dealer for Selling Commissions, Dealer Manager Fees or Distribution Fees, as applicable, the Company pays to the Dealer Manager but that the Dealer Manager fails to remit to the Selected Dealer. The Selected Dealer affirms that the Dealer Manager’s liability for Selling Commissions and Dealer Manager Fees payable and the Distribution Fee is limited solely to the proceeds of Selling Commissions, Dealer Manager Fees and the Distribution Fee, as applicable, receivable from the Company and the Selected Dealer hereby waives any and all rights to receive payment or reallowance of Selling Commissions, Dealer Manager Fees or the Distribution Fee, as applicable, due until such time as the Dealer Manager is in receipt of the Selling Commissions, Dealer Manager Fees or Distribution Fees, as applicable, from the Company. Notwithstanding the above, the Selected Dealer affirms that, to the extent the Selected Dealer retains Selling Commissions or Dealer Manager Fees as described above under “Upfront Selling Commissions and Dealer Manager Fees,” neither the Company nor the Dealer Manager shall have liability for Selling Commissions or Dealer Manager Fees payable to the Selected Dealer, and that the Selected Dealer is solely responsible for retaining the Selling Commissions and/or Dealer Manager Fees, as applicable, due to the Selected Dealer from the subscription funds received by the Selected Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Notwithstanding anything herein to the contrary, the Selected Dealer will not be entitled to receive any Selling Commissions, Dealer Manager Fees or Distribution Fees which would cause the aggregate amount of Selling Commissions, Dealer Manager Fees, Distribution Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with the Offering to exceed 10% of the gross proceeds raised from the sale of Shares in the Primary Offering.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE SELECTED DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

Check Box	Share Class	Selling Commission	Dealer Manager Fee	Distribution Fee	Minimum Investment Amount
☐	Class T (broker-dealer only)	3.0% of the transaction price per Class T Share in the Primary Offering*	0.5% of the transaction price per Class T Share in the Primary Offering	0.85% per annum of aggregate NAV of outstanding Class T Shares, consisting of a representative distribution fee of 0.65% per annum and a dealer distribution fee of 0.20% per annum	$2,500

☐	Class S (broker-dealer only)	3.5% of the transaction price per Class S Share in the Primary Offering*	N/A	0.85% per annum of aggregate NAV of outstanding Class S Shares	$2,500

Check Box	Share Class	Selling Commission	Dealer Manager Fee	Distribution Fee	Minimum Investment Amount
☐	Class D (certain broker-dealers and advisory)	1.5% of the transaction price per Class D Share in the Primary Offering*	N/A	0.25% per annum of aggregate NAV of outstanding Class D Shares	$2,500
☐	Class I (institutional)	N/A	N/A	N/A	$1,000,000 (unless waived by the Dealer Manager)

*	Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

Special Instructions:

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”

INLAND SECURITIES CORPORATION

“SELECTED DEALER”

(Print Name of Selected Dealer)

EXHIBIT A TO SELECTED DEALER AGREEMENT

Electronic Delivery and Electronic Signature Use Indemnity Agreement

Selected Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section 4 of the Selected Dealer Agreement) and may receive the Prospectus, Subscription Agreements and Approved Sales Literature via electronic delivery. In consideration of the Company allowing Selected Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and allowing Selected Dealer to deliver the Prospectus, Subscription Agreements and Approved Sales Literature via electronic delivery, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Selected Dealer’s representations or covenants set forth in Section 4 of the Selected Dealer Agreement or the representations described below.

The Selected Dealer represents that it will comply with all applicable terms of Electronic Signature Law and Electronic Delivery Law as outlined in Section 4 of the Selected Dealer Agreement. Selected Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Selected Dealer’s client given with such client’s prior authorization and consent. Selected Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Selected Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Selected Dealer’s client received all disclosures required by applicable Electronic Signature Law and Electronic Delivery Law. Selected Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature or electronic delivery upon request by the Company.